As filed with the Securities and Exchange Commission on November 19, 2021
    Registration No. 333-[ ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Northwest Bancshares, Inc.
(Exact name of registrant as specified in its charter)
Maryland
(State or other jurisdiction of incorporation or organization)

27-0950358
(I.R.S. Employer Identification No.)
3 Easton Oval, Suite 500, Columbus, Ohio 43219, (814) 726-2140
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ronald J. Seiffert
Chairman, President and Chief Executive Officer
Northwest Bancshares, Inc.
3 Easton Oval, Suite 500
Columbus, Ohio 43219
(814) 726-2140
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all communications to:
Ned Quint, Esq.
Marc Levy, Esq.
Luse Gorman, PC
5335 Wisconsin Avenue, NW, Suite 780
Washington, D.C. 20015
(202) 274-2000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer        ☒                Accelerated filer            ☐
Non-accelerated filer        ☐                Smaller reporting company     ☐
(Do not check if a smaller reporting company)            Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Debt Securities(2)
Common Stock, $0.01 par value per share(2)
Preferred Stock, $0.01 par value per share(2)
Depository Shares(2)
Warrants(3)
Purchase Contracts(4)
Units(5)
Subscription Rights
Total

(1)    An indeterminate aggregate initial offering price or principal amount or number of the securities of each identified class is being registered as may from time to time be issued (i) at indeterminate prices, (ii) upon conversion, exercise or exchange or upon settlement of other securities offered pursuant to this Registration Statement, and (iii) as shall be issued to prevent dilution from stock splits or stock dividends or similar transactions. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the Registrant is deferring payment of all of the registration fee and will pay it subsequently in advance or on a pay-as-you-go basis.
(2)    Such indeterminate principal amount of debt securities, preferred stock or common stock as may, from time to time, be issued (i) at indeterminate prices or (ii) without separate consideration upon conversion, redemption, exercise or exchange of securities registered hereunder, to the extent any such securities are, by their terms, convertible into or exchangeable for other securities registered hereunder, or as shall be issuable pursuant to antidilution provisions. In the event we elect to offer to the public fractional interests in our shares of preferred stock registered hereunder, depositary shares, evidenced by depository receipts issued pursuant to a deposit agreement, will be distributed to those persons purchasing fractional interests and the shares of preferred stock will be issued to the depository under any such agreement.
(3)    Warrants may be sold separately or together with our debt securities, preferred stock, common stock or depositary shares. Includes an indeterminate number of our debt securities, shares of preferred stock, shares of common stock or depositary shares to be issuable upon the exercise of warrants for such securities.
(4)    Such indeterminate number of purchase contracts as may, from time to time, be issued at indeterminate prices obligating holders to purchase from or sell to us, and obligating us to sell or purchase from the holders, a specific number of our shares of common stock, preferred stock, debt securities or depositary shares at a future date or dates.
(5)    Such indeterminate number of units as may, from time to time, be issued at indeterminate prices, each representing ownership of one or more of the securities described herein.

PROSPECTUS

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Purchase Contracts
Units
Subscription Rights
We may offer and sell, from time to time, in one or more series, our unsecured debt securities, which may consist of notes, debentures, or other evidences of indebtedness; shares of our common stock; shares of our preferred stock; depositary shares; warrants to purchase other securities; purchase contracts; units consisting of any combination of the above securities; or subscription rights to purchase any combination of the above securities. The debt securities and preferred stock may be convertible into or exchangeable for other securities of ours. This prospectus provides you with a general description of these securities. Each time we offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement, and, if necessary, a pricing supplement, that will describe the specific amounts, prices and terms of the securities being offered. These supplements may also add, update or change information contained in this prospectus. To understand the terms of the securities offered, you should carefully read this prospectus with the applicable supplements, which together provide the specific terms of the securities we are offering.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “NWBI.”

This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement and any applicable pricing supplement for those securities.

You should read this prospectus and any supplements carefully before you invest. Investing in our securities involves a high degree of risk. See the sections entitled “Risk Factors,” on page 5 of this prospectus, in any prospectus supplement and in the documents we file with the Securities and Exchange Commission that are incorporated in this prospectus by reference for a discussion of certain risks and uncertainties you should consider.

These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 19, 2021.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We may provide information to you about the securities we offer in three separate documents that progressively provide more detail:

•this prospectus, which provides general information about Northwest Bancshares, Inc. and the securities being registered, some of which may not apply to your securities;

•a prospectus supplement, which describes the terms of a particular issuance of securities, some of which may not apply to your securities and which may not include information relating to the prices of the securities being offered; and

•if necessary, a pricing supplement that describes the pricing terms of your securities.

If the terms of your securities vary among the pricing supplement, the prospectus supplement and the prospectus, you should rely on the information in the following order of priority:

•the pricing supplement, if any;

•the prospectus supplement; and

•this prospectus.

We include cross-references in this prospectus and the prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in a prospectus supplement provide the pages on which these captions are located.

Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about, and comply with, any restrictions as to the offering of the securities and the distribution of this prospectus.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic “shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a "well-known seasoned issuer" as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”).. By using an automatic shelf registration process, we may offer and sell, from time to time, the debt securities, common stock, preferred stock, depositary shares, warrants, purchase contracts, subscription rights or units consisting of a combination of any of the securities described in this prospectus in one or more offerings up to an indeterminate total dollar amount.

This prospectus provides you with a general description of the securities that we may offer. Each time we offer these securities, we will provide a prospectus supplement and, if necessary, a pricing supplement, that will contain specific information about the terms of the offer. The prospectus supplement and any pricing supplement may also add, update or change information contained in this prospectus.

You should read this prospectus, the prospectus supplement and any pricing supplement together with the additional information described under the heading “Where You Can Find More Information.”

The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies. We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Northwest Bancshares,” the “Company,” “we,” “us,” “our” or similar references mean Northwest Bancshares, Inc., and references to the “Bank” mean Northwest Bank.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the information incorporated by reference into this prospectus, contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements may be identified by use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar terms and phrases, including references to assumptions.

Forward-looking statements are based upon various assumptions and analyses made by Northwest Bancshares in light of management’s experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes appropriate under the circumstances. Although we believe that our plans, intentions and expectations as reflected in these forward-looking statements are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved or realized. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond the Company’s control, that could cause actual conditions or results to differ materially from those expressed or implied by such forward-looking statements. These factors include, without limitation, the following:

•the disruption to local, regional, national and global economic activity caused by infectious disease outbreaks, including the outbreak of coronavirus, or COVID-19, and the significant impact that such outbreak has had and may continue to have on our growth, operations and earnings;

•changes in asset quality, including increases in default rates on loans and higher levels of nonperforming loans and loan charge-offs generally, and specifically resulting from the economic dislocation caused by the COVID-19 pandemic;

•changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements;

•general economic conditions, either nationally or in our market areas, that are different than expected;

•inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments;

•adverse changes in the securities and credit markets;

•cyber-security concerns, including an interruption or breach in the security of our website or other information systems;

•technological changes that may be more difficult or expensive than expected;

•the ability of third-party providers to perform their obligations to us;

•competition among depository and other financial institutions;

•our ability to enter new markets successfully and capitalize on growth opportunities;

•managing our internal growth and our ability to successfully integrate acquired entities, businesses or branch offices;

•changes in consumer spending, borrowing and savings habits;

•our ability to continue to increase and manage our commercial and personal loans;

•possible impairments of securities held by us, including those issued by government entities and government sponsored enterprises;

•the impact of the economy on our loan portfolio (including cash flow and collateral values), investment portfolio, customers and capital market activities;

•our ability to receive regulatory approvals for proposed transactions or new lines of business;

•changes in the financial performance and/or condition of our borrowers; and

•the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Securities and Exchange Commission, the Public Company Accounting Oversight Board, the FASB and other accounting standard setters.

We discuss many of these risks, uncertainties and other factors in our Annual Reports on Form 10-K, in our Quarterly Reports on Form 10-Q and in any prospectus supplement related hereto in greater detail under the heading “Risk Factors.” Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. You should read this prospectus and the documents incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify our forward-looking statements by these cautionary statements. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act that registers, among other securities, the offer and sale of the securities that we may offer under this prospectus. The registration statement, including the attached exhibits and schedules included or incorporated by reference in the registration statement, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. These documents are available at the Internet site that the SEC maintains, www.sec.gov. You may also receive copies of documents filed with the SEC, including documents incorporated by reference in this prospectus, at no cost, by addressing your request to:

Northwest Bancshares, Inc.
Shareholder Relations Department
P.O. Drawer Box 128
Warren, PA 16365

In addition, we maintain a corporate website, www.northwest.com. We make available, through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this registration statement.

This document is dated November 19, 2021, and you should assume that the information in this document is accurate only as of such date. You should assume that the information incorporated by reference into this document is accurate only as of the date of such incorporated document.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate information into this prospectus by reference to another document separately filed with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document. The information incorporated by reference contains important information about us and our financial condition and is an important part of this prospectus.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC.

SEC Filings	Period or Filing Date (as applicable)
Annual Report on Form 10-K (including portions of our Proxy Statement for our 2021 Annual Meeting of Stockholders filed on March 12, 2021, to the extent specifically incorporated by reference in such Form 10-K)	Year ended December 31, 2020

Quarterly Reports on Form 10-Q	Quarters ended March 31, 2021, June 30, 2021 and September 30, 2021

Current Reports on Form 8-K (other than those portions furnished under Items 2.02 or 7.01 of Form 8-K)	April 1, 2021, April 6, 2021, April 22, 2021, May 3, 2021, and November 19, 2021

The description of our common stock set forth in the registration statement filed with the SEC pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description	December 14, 2009

In addition, we also incorporate by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of our initial registration statement relating to the securities covered by this prospectus until the completion of the distribution of such securities. These documents include periodic reports, such as annual reports on Form 10-K and quarterly reports on Form 10-Q, and current reports on Form 8-K (other than current reports furnished under Items 2.02 or 7.01 of Form 8-K), as well as proxy statements.

In addition, we maintain a corporate website, www.northwest.com. We make available, through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this prospectus or the registration statement of which this prospectus is a part.

RISK FACTORS

Investing in our securities involves risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, which is incorporated into this prospectus by reference, as updated by Risk Factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus, the prospectus supplement or any applicable pricing supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

OUR COMPANY

Northwest Bancshares is a Maryland corporation and the parent of Northwest Bank. As of September 30, 2021, the Company had consolidated total assets of $14.389 billion, deposits of $12.222 billion and total shareholders’ equity of $1.562 billion. The Company’s common stock is traded on the Nasdaq Global Select Market under the symbol “NWBI.”

Northwest Bank is a Pennsylvania-chartered savings bank headquartered in Warren, Pennsylvania, which is located in northwestern Pennsylvania.  Northwest Bank’s mutual savings bank predecessor was founded in 1896. As of September 30, 2021, Northwest Bank operated 170 community-banking locations in Pennsylvania, New York, Ohio and Indiana.  Northwest Bank also offers investment management and trust services.  The Bank’s principal lending activities are the origination of loans secured by first mortgages on owner-occupied, one- to four-family residences, shorter-term consumer loans, and commercial business and commercial real estate loans.

Our executive offices are located at 100 Liberty Street, Warren, Pennsylvania 16365. Our telephone number at this address is (814) 726-2140.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement with respect to the proceeds from the sale of the particular securities to which such prospectus supplement relates, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes, which may include funding the repayment or redemption of outstanding debt, share repurchases, investments in the Bank, as regulatory capital or otherwise, ongoing operations, interest and dividend payments and possible acquisitions of businesses or assets.

The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, our subsidiaries’ funding requirements, the availability of other funds and other factors. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we will use the net proceeds to redeem indebtedness or for temporary investments. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our corporate strategies, to fund our subsidiaries, to finance acquisitions or otherwise.

The prospectus supplement with respect to an offering of any security may identify different or additional uses for the proceeds of that offering.

DESCRIPTION OF SECURITIES

This prospectus contains a summary of the debt securities, common stock, preferred stock, depositary shares, warrants, purchase contracts, units and subscription rights that may be offered under this prospectus. The following summaries are not meant to be a complete description of each security. The prospectus supplement and the pricing supplement, if applicable, contain the material terms and conditions for each security. You should read all of these documents as well as the documents filed as exhibits to or incorporated by reference into this prospectus and the registration statement of which this prospectus is a part. Capitalized terms used in this prospectus that are not defined will have the meanings given them in these documents.
Description of Debt Securities

General

We may issue senior debt securities or subordinated debt securities, either of which may be issued as convertible or exchangeable debt securities. This prospectus describes the general terms and conditions of the debt securities that we may offer and sell pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a prospectus supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. The terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement.

We will issue the debt securities in one or more series pursuant to either a senior indenture between us and U.S. Bank National Association, as trustee (or such other trustee as identified in the applicable prospectus supplement), or a subordinated indenture between us and U.S. Bank National Association, as trustee (or such other trustee as identified in the applicable prospectus supplement). The following description of provisions of the indentures does not purport to be complete and is subject to, and qualified in its entirety by reference to, the indentures, each of which has been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. We urge you to read the indentures and any supplemental indenture or similar document that is filed, because they, and not this description, define your rights as holder of our debt securities. Except as otherwise noted, all capitalized terms have the meanings specified in the indentures.

Neither indenture limits the amount of debt securities that we may issue under the indenture. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold; provided that if necessary, the additional debt securities may have a separate CUSIP or other identifying number. As of the date of this prospectus, we had not issued any debt securities under either indenture.

Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indentures, the terms of the indentures do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us. Neither indenture contains provisions that would afford holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding or otherwise adversely affect our capital structure or credit rating.

The debt securities will be direct unsecured general obligations. Neither indenture requires our subsidiaries to guarantee the debt securities. As a result, the holders of debt securities will generally have a junior position to claims of all creditors and preferred shareholders of our subsidiaries.

Senior Debt Securities

Senior debt securities will be issued under the senior debt indenture. Payment of the principal, premium, if any, and interest on the senior debt securities will rank equally in right of payment with all of our other unsecured senior debt.

Subordinated Debt Securities

Subordinated debt securities will be issued under the subordinated debt indenture. Payment of the principal, premium, if any, and interest on the subordinated debt securities will be subordinate and junior in priority of payment to prior payment in full of all of our senior indebtedness, including senior debt securities and other debt to the extent described in a prospectus supplement.

Unless otherwise stated in the applicable prospectus supplement, it is currently intended that the subordinated debt securities will qualify as Tier 2 Capital under the guidelines established by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) for savings and loan holding companies. The guidelines set forth specific criteria for subordinated debt to qualify as Tier 2 Capital. Among other things, the subordinated debt must:

•be unsecured;

•have an average maturity of at least five years;

•be subordinated in right of payment;

•not contain provisions permitting the holders of the debt to accelerate payment of principal prior to maturity except in the event of bankruptcy of the issuer;

•not contain provisions permitting the issuer of the debt to redeem the security prior to the maturity date without prior approval of the Federal Reserve; and

•not contain provisions that would adversely affect liquidity or unduly restrict management’s flexibility to operate the organization, particularly in times of financial difficulty, such as limitations on additional secured or senior borrowings, sales or dispositions of assets or changes in control.

Terms of Each Series of Debt Securities to be Provided Supplementally

A prospectus supplement and any supplemental indenture relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:
•the form and title of the debt securities;

•whether the debt securities are senior debt securities or subordinated debt securities and the terms of subordination;

•the principal amount of the debt securities;

•the price(s), expressed as a percentage of the principal amount, at which we will sell the debt securities;

•the denominations in which the debt securities will be issued;

•the date(s) when principal payments are due on the debt securities;

•the interest rate(s) on the debt securities, which may be fixed or variable, per annum or otherwise, and the method used to determine the rate(s), the dates on which interest will begin to accrue and be payable, and any regular record date for the interest payable on any interest payment date;

•the place(s) where principal of, premium and interest on the debt securities will be payable;

•the currency or currencies of payment of principal or interest;

•the portion of the principal of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

•provisions governing redemption of the debt securities, including any redemption or purchase requirements pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the redemption price and other detailed terms and provisions of such repurchase obligations;

•any right we may have to defer payments of interest by extending the dates payments are due and whether interest on those deferred amounts will be payable as well;

•the terms, if any, upon which the debt securities are convertible into other securities of ours and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus;

•any additional or modified events of default from those described in this prospectus or in the indenture and any change in the acceleration provisions described in this prospectus or in the indenture;

•any additional or modified covenants from those described in this prospectus or in the applicable indenture; and

•any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities under the indentures as “discount securities,” which means they may be offered and sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with “original issue discount,” because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

The applicable prospectus supplement will also set forth the securities exchange or quotation system on which debt securities are listed or quoted, if any.

Provisions Contained in the Indentures

Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole by the depositary for such registered global security to its nominee; by a nominee of the depositary to the depositary or another nominee of the depositary; or by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security.

Conversion or Exchange Rights

Debt securities that we issue may be convertible into or exchangeable for our other securities or property. The terms and conditions of conversion or exchange will be set forth in the applicable prospectus supplement. The terms will include, among others, the following:

•provisions regarding the ability of us or the holder to convert or exchange the debt securities;

•the conversion or exchange price, and any events requiring adjustment to the conversion or exchange price;

•the conversion or exchange period; and

•provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Information Concerning the Indenture Trustee

Under provisions of the indentures and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), if a trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the trustee will either eliminate such interest or resign in the manner provided by the indentures. Any resignation will require the appointment of a successor trustee under the applicable indenture in accordance with its terms and conditions.

The trustee may resign with respect to one or more series of debt securities and a successor trustee may be appointed by us to act with respect to any such series. The trustee may be removed with respect to a series of debt securities by the Company in accordance with the terms of the indenture, or by the holders of a majority of the aggregate principal amount of such series at any time.

Each indenture contains certain limitations on the rights of the trustee, in the event that it becomes our creditor, to obtain payment of claims in some cases, or to realize on property received in respect of any such claim, as security or otherwise.

No Individual Liability of Officers, Directors, Employees or Stockholders

The indentures provide that none of our officers, directors, employees or stockholders will have any liability for any of our obligations under the indentures or the debt securities or for any claim based on, inspect of, or by reason of such obligations or their creation. Each holder of debt securities, by accepting a debt security, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the debt securities.

Legal Defeasance

We may deposit with the trustee, in trust, cash or U.S. government securities in an amount that, through the payment of interest and principal in accordance with their terms, will provide, not later than one day before the due date of any payment of money, an amount in cash, which is sufficient to make all payments of principal and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the due dates for such payments in accordance with the terms of the indenture and those debt securities. If we make such a deposit, unless otherwise provided under the applicable series of debt securities, we will be discharged from any and all obligations in respect of the debt securities of such series (except for obligations relating to the transfer or exchange of debt securities and the replacement of stolen, lost or mutilated debt securities and relating to maintaining paying agencies and the treatment of funds held by paying agents and certain rights of the trustee and our obligations with respect thereto). However, this discharge may occur only if, among other things, we have delivered to the trustee a legal opinion stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and, based thereon confirming that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Covenant Defeasance

Under the indentures (and unless otherwise provided by the terms of the applicable series of debt securities), upon making the deposit and delivering the legal opinion described above under “—Legal Defeasance,” we will not need to comply with certain covenants, including those described below under “—Consolidation, Merger or Asset Sale,” as well as any additional covenants that may be set forth in the applicable prospectus supplement, and any such noncompliance will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

If we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amounts on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will remain liable for those payments.

Satisfaction and Discharge

We may discharge our obligations under either indenture and the debt securities of a series (except for certain surviving rights of the trustee and our obligations in connection therewith) if: (a) all outstanding debt securities of that series and all other outstanding debt securities issued under such indenture (i) have been delivered for cancellation, or (ii) (1) have become due and payable, (2) will become due and payable at their stated maturity within one year, (3) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice and redemption by the trustee or (4) are deemed paid and discharged in a legal defeasance described above (and in the case of clauses (1), (2) and (3), we have irrevocably deposited with the trustee an amount sufficient to pay and discharge the principal of (and premium, if any), and interest on all outstanding debt securities and any other sums due on the stated maturity date or redemption date, as the case may be); (b) we have paid all other sums payable by us under such indenture; and (c) we have delivered an officers’ certificate and opinion of counsel confirming.
Consolidation, Merger or Asset Sale

The indentures provide that we may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person, and we may not permit any other person to consolidate with or merge into us or to convey, transfer or lease all or substantially all of its properties and assets to us, unless the following conditions are satisfied:

•we are the surviving person or the successor person (if not us) is a corporation organized and validly existing under the laws of any United States domestic jurisdiction and expressly assumes, by a supplemental indenture, our obligations on the debt securities and under such indenture;

•immediately after giving effect to such transaction, and treating any indebtedness that becomes an obligation of us or our subsidiaries as a result of such transaction as having been incurred by us or such subsidiary at the effective date of such transaction, no default or event of default under such indenture will have occurred and be continuing; and

•we have complied with our obligations to deliver certain documentation to the applicable trustee, including an officers’ certificate and opinion of counsel each stating that such proposed transaction and any supplemental indenture comply with such indenture.

The remaining or acquiring person, association or entity will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. Thereafter, the successor may exercise our rights and powers under the indentures, in our name or in its own name. If we sell or transfer all or substantially all of our assets, we will be released from all our liabilities and obligations under any indenture and under the debt securities. If we lease all or substantially all of our assets, we will not be released from our obligations under the indentures.

Events of Default and Remedies

For any series of debt securities, an event of default will include the following events:

•default in the payment when due of any interest on any debt securities of that series, and continuance of such default for a period of 30 days (unless we deposit the entire amount of such payment with the trustee or with a paying agent prior to the expiration of such 30-day period);

•default in the payment when due of principal of any debt security of that series;

•default in the deposit when due of any sinking fund payment in respect of any debt security of that series;

•default in the performance or breach of any other covenant or warranty in the indenture that applies to such series, which default continues (without such default or breach having been waived in accordance with the provisions of the indenture) for a period of 90 days after we have received written notice of the failure to perform in the manner specified in the indenture;

•certain events of bankruptcy, insolvency or reorganization involving us; and

•any other event of default provided in the supplemental indenture under which we issue such series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indentures.

If an event of default with respect to any outstanding debt securities occurs and is continuing, then the trustee or the holders of 25% of the aggregate principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), accelerate the payment of the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. Such acceleration is automatic, without any notice required, in the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization.

At any time after acceleration with respect to debt securities of any series, but before the trustee has obtained a court judgment or decree for payment of the amounts due, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series that have become due solely by such declaration of acceleration, have been cured or waived as provided in the indenture. The prospectus supplement relating to any series of debt securities that are discount securities will contain particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indentures provide that the trustee will be under no obligation to exercise any rights or powers under such indenture at the request of any holder of outstanding debt securities unless the trustee is indemnified to its satisfaction against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority of the aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security may institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•such holder has previously given written notice to the trustee of a continuing event of default with respect to the debt securities of that series;

•the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee under the indenture;

•such holder or holders have offered to the trustee security and indemnity satisfactory to the trustee against the costs, expenses, and liabilities to be incurred in complying with such request;

•the trustee for 60 days after its receipt of such notice, request, and offer of security and indemnity has failed to institute any such proceeding; and

•no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Under the indentures we must furnish the trustee a statement as to compliance with such indenture within 120 days after the end of our fiscal year (beginning with the fiscal year ending immediately following the execution of such indenture). The indentures provide that, other than with respect to payment defaults, the trustee may withhold notice to the holders of debt securities of any series of a default or event of default if it in good faith determines that withholding notice is in the interests of the holders of those debt securities.

Modification of Indentures

Each indenture provides that we and the trustee may, without the consent of the holders of our debt securities, enter into supplemental indentures to:

•evidence the succession of another person to the Company as obligor under the indenture and the assumption by any such successor of the covenants and obligations of the Company in the indenture and debt securities, or evidence the addition or release of any guarantor in accordance with the indenture or any supplemental indenture;

•add to the Company’s covenants such further covenants, restrictions, conditions or provisions to protect the holders of the debt securities and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the several remedies provided in the indenture, with such period of grace, if any, and subject to such conditions as such supplemental indenture may provide;

•add to or change any of the provisions of the indenture to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on bearer securities or to permit or facilitate the issuance of securities in uncertificated form; provided that any such action shall not adversely affect the interests of the holders of debt securities of any series or any related coupons in any material respect;

•surrender any right or power conferred upon the Company;

•add or change any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in uncertificated or global form;

•provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trust under the indenture by more than one trustee;

•cure any ambiguity, defect or inconsistency in the indenture;

•add any additional events of default (and if such events of default are to be for less than all series of debt securities, stating that such are expressly being included solely for the benefit of such series) for the benefit of the holders of the debt securities;

•modify, eliminate or add to the provisions of the indenture, if the change or elimination (i) becomes effective only when there are no debt securities outstanding of any series created prior to the change or elimination that are entitled to the benefit of the changed or eliminated provision or (ii) shall not apply to the any debt securities outstanding at the time of such change or elimination;

•establish the form of the debt securities of a series and to provide for the issuance of any other series of debt securities under the indenture;

•comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

•modify, eliminate or add to the provisions of the indenture to such extent as is necessary to effect the qualification of the indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted, and to add to the indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding certain provisions thereof; or

•make any change that does not adversely affect the rights of any holder of debt securities of any series issued under the indenture.

Each indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority of the aggregate principal amount of outstanding debt securities of all series of senior debt securities or subordinated debt securities, as the case may be, then outstanding and affected thereby (voting as one class), add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•reduce the percentage of the aggregate principal amount of the outstanding debt securities, the consent of whose holders is required to amend or supplement the indenture or any supplemental indenture, waive compliance with certain provisions of the indenture or certain defaults and the consequences thereof under the indenture, or any change to such defaults that require such consent;

•reduce the rate of or extend the time for payment of interest (including default interest) on any debt securities or any additional amounts owed thereon;

•reduce the principal or change the stated maturity of any debt securities;

•waive a default or event of default in the payment of the principal of, interest or any Additional Amounts, if any, on any debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority of the aggregate principal amount of the outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

•make any change to certain provisions of the indenture relating to, among other things, holders’ rights to receive payment of the principal of and interest on the debt securities and to institute suit for the enforcement of any such payment and waivers of past defaults;

•make the principal of or interest, if any, on any debt securities or any Additional Amount with respect thereto payable in any currency other than that stated in the debt securities;

•waive or change any redemption payment with respect to any debt securities; or

•make any change to provisions of the indenture to remove any of the limitations in this paragraph upon us or the trustee.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Description of Common Stock

The following summary contains a description of the general terms of our common stock. Each share of common stock has the same relative rights as, and is identical in all respects to, each other share of common stock. The rights of the holders of our common stock are governed by the Company’s articles of incorporation and by Maryland General Corporation Law. Our board of directors may at any time, without additional approval of the holders of our common stock or preferred stock, issue additional authorized shares of common stock.

General

We are authorized to issue up to 500,000,000 shares of common stock, par value $0.01 per share. Our articles of incorporation permit our board of directors, without action by the stockholders, to amend the articles of incorporation to increase or decrease the aggregate number of shares of common stock. As of September 30, 2021, we had 126,521,344 shares of common stock outstanding. Our common stock is listed on the Nasdaq Global Select Market under the symbol “NWBI.”

Voting Rights
Holders of common stock of Northwest Bancshares have exclusive voting rights in Northwest Bancshares. They elect Northwest Bancshares’ board of directors and act on other matters that are required to be presented to them under Maryland law or that are otherwise presented to them by the board of directors. Each holder of common stock is entitled to one vote per share and does not have any right to cumulate votes in the election of directors. However, any person who beneficially owns more than 10% of the then-outstanding shares of Northwest Bancshares’ common stock is not entitled or permitted to vote any shares of common stock held in excess of the 10% limit. If Northwest Bancshares issues shares of preferred stock, holders of the preferred stock may also possess voting rights. Certain matters require the approval of 80% of Northwest Bancshares’ outstanding common stock.
Dividends
Northwest Bancshares generally may pay dividends on its common stock if, after giving effect to such distribution, (i) it would be able to pay its indebtedness as the indebtedness comes due in the usual course of business or (ii) its total assets exceed the sum of its liabilities and the amount needed, if Northwest Bancshares were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of any holders of capital stock who have a preference in the event of dissolution. The holders of common stock of Northwest Bancshares are entitled to receive and share equally in dividends as may be declared by Northwest Bancshares’ board of directors out of funds legally available therefor. If Northwest Bancshares issues shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends. The payment of dividends by Northwest Bancshares is also subject to limitations that are imposed by federal law, regulation and policy.
The Federal Reserve has issued a policy statement providing that dividends should be paid only out of current earnings and only if the holding company’s prospective rate of earnings retention is consistent with its capital needs, asset quality and overall financial condition. Federal regulatory guidance also provides for prior regulatory consultation with respect to capital distributions in certain circumstances such as where the holding company’s net income for the past four quarters, net of dividends previously paid over that period, is insufficient to fully fund the dividend or the holding company’s overall rate or earnings retention is inconsistent with its capital needs and overall financial condition.
Liquidation
In the event of liquidation, dissolution or winding up of Northwest Bancshares, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities (including payments with respect to its liquidation account), all of the assets of Northwest Bancshares available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.
Preemptive Rights

Holders of the common stock of Northwest Bancshares are not entitled to preemptive rights with respect to any shares that may be issued. Our common stock is not subject to redemption.

Certain Anti-Takeover Provisions

Our articles of incorporation and bylaws contain several provisions that may be deemed to have the effect of discouraging or delaying attempts to gain control of us. Such provisions include, among other things, the requirement of a supermajority vote of stockholders or directors to approve certain business combinations and other corporate actions, special procedural rules regarding nomination for election to the board of directors or the introduction of new business at meetings of stockholders, allowing the board to give due consideration to constituencies other than our stockholders in evaluating acquisition or merger proposals, providing that a director may be removed prior to the expiration of his or her term only for cause, upon the vote of a majority of the shares entitled to be voted in the election of directors, a staggered board of directors, prohibiting cumulative voting for any purpose and a vote limitation on shares owned in excess of 10% of Northwest Bancshares’ outstanding shares. The foregoing provisions could impede a change of control.  In particular, classification of the board of directors has the effect of decreasing the number of directors that could be elected in a single year by any person who seeks to elect its designees to a majority of the seats on the board. Furthermore, allowing the board to consider non-stockholder constituencies may have the effect of increasing the board’s discretion to reject acquisition or merger proposals.

Additionally, in certain instances, the issuance of authorized but unissued shares of common stock or preferred stock may have an anti-takeover effect.  The authority of the board of directors to issue preferred stock with rights and privileges, including voting rights, as it may deem appropriate, may enable the board to prevent a change of control despite a shift in ownership of our common stock.  In addition, the board’s authority to issue additional shares of common stock may help deter or delay a change of control by increasing the number of shares needed to gain control.

Transfer Agent

The transfer agent for our common stock is American Stock Transfer and Trust Company.

Description of Preferred Stock

The following summary contains a description of the general terms of the preferred stock that we may issue pursuant to this prospectus. The specific terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. You should read the particular terms of any series of preferred stock we offer in any prospectus supplement relating to such series, together with the more detailed provisions of our articles of incorporation and the articles supplementary with respect to each particular series of preferred stock, which will be filed as an exhibit to a document incorporated by reference into this prospectus. The prospectus supplement also will state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

General

We are authorized to issue up to 50,000,000 shares of preferred stock, par value $0.01 per share. As of September 30, 2021, we had no shares of preferred stock issued or outstanding.

Our articles of incorporation permit our board of directors to authorize the issuance of preferred stock in one or more series, without additional approval of the holders of our common stock or preferred stock. The board of directors can establish the number of shares to be included in each such series, and fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of each such series.

Prior to the issuance of any series of preferred stock, the board will adopt resolutions creating and designating the series as a series of preferred stock and articles supplementary setting forth the preferences, rights, limitations and other terms of such series will be filed with the State of Maryland Department of Assessments and Taxation. The preferred stock will, when issued, be fully paid and non-assessable.

The preferred stock will have the dividend, liquidation, redemption and voting rights stated in this section unless the applicable prospectus supplement indicates otherwise.  You should read the applicable prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

•the title, stated value and liquidation preferences of the preferred stock and the number of shares offered;

•the initial public offering price at which the preferred stock will be issued;

•the dividend rate(s) (or method of calculation), the dividend periods, the dates on which dividends will be payable and whether these dividends will be cumulative or non-cumulative and, if cumulative, the dates at which the dividends will begin to cumulate;

•any redemption or sinking fund provisions; and

•any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

In addition, unless the applicable prospectus supplement indicates otherwise, we will have the right to “reopen” a previous issue of a series of preferred stock by issuing additional preferred stock of such series.
We may, at our option, with respect to any series of the preferred stock, elect to offer fractional interests in shares of preferred stock, which we call depositary shares. See “Description of Depositary Shares” below.

Rank
With respect to the payment of dividends and the priority of payments upon liquidation, winding up and dissolution, unless otherwise specified in the applicable prospectus supplement, each series of preferred stock generally will rank senior to all classes of common stock and equally with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

Dividends

The holders of the preferred stock of each series will be entitled to receive cash dividends out of funds legally available, when, as and if declared by the board of directors, at the rates and on the dates stated in the applicable prospectus supplement. These rates may be fixed or variable. If the dividend rate is variable, the applicable prospectus supplement will describe the formula used to determine the dividend rate for each dividend period. We will pay dividends to the holders of record as they appear on our stock books on the applicable record dates. Unless the applicable prospectus supplement indicates otherwise, dividends on any series of preferred stock will be cumulative.

The board will not declare and pay a dividend on any of our stock ranking as to dividends, equal with or junior to the preferred stock unless full dividends on the preferred stock have been declared and paid (or declared and sufficient money set aside for payment).

Until dividends are paid in full or declared and set aside for payment on any series of preferred stock ranking equal with the preferred stock as to dividends:

•we will declare all dividends pro rata among the preferred stock of each series, so that the amount of dividends declared per share on each series will have the same relationship to each other that accrued dividends per share on each series of preferred stock and other preferred stock bear to each other;

•other than the pro rata dividends, we will not declare or pay or set aside for payment dividends, or declare or make any other distribution on any security ranking junior to or equal with the preferred stock offered under this prospectus as to dividends or at liquidation (except dividends or distributions paid for in shares of, or options, warrants or rights to subscribe or purchase shares of securities ranking junior to or equal with the preferred stock as to dividends and at liquidation); and

•we will not redeem, purchase or otherwise acquire for any consideration (or have any monies paid to or set aside in a sinking fund) any securities ranking junior to or equal with the preferred stock as to dividends or at liquidation (except by conversion into or exchange for our stock that ranks junior to the preferred stock as to dividends and at liquidation).

We will not pay interest, or money in lieu of interest, for any dividend payments on any series of the preferred stock that are in arrears.
Rights Upon Liquidation

If we voluntarily or involuntarily liquidate, dissolve or wind up our business, the holders of shares of each series of preferred stock and any other securities that have rights equal to that series of preferred stock under these circumstances, will be entitled to receive out of our assets that are available for distribution to stockholders:

•liquidation distributions in the amount stated in the applicable prospectus supplement; and

•all accrued and unpaid dividends (whether or not earned or declared), before any distribution to holders of common stock or of any securities ranking junior to the series of preferred stock.

Neither the sale of all or any part of our property and business, nor our merger into or consolidation with any other corporation, nor the merger or consolidation of any other corporation with or into us, will be deemed to be a dissolution, liquidation or winding up.

If our assets are insufficient to pay all amounts to which holders of preferred stock are entitled, we will make no distribution on the preferred stock or on any other securities ranking equal to the preferred stock unless we make a pro rata distribution to those holders.  After we pay the full amount of the liquidation distribution to which the holders are entitled, the holders will have no right or claim to any of our remaining assets.
Because we are a holding company, our rights, the rights of our creditors and of our stockholders, including the holders of the preferred stock offered by this prospectus, to participate in the assets of any subsidiary upon the subsidiary’s liquidation or recapitalization may be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

Redemption

A series of the preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption under a sinking fund or otherwise as described in the applicable prospectus supplement.  The preferred stock that we redeem will be restored to the status of authorized but unissued shares of preferred stock that we may issue in the future.

If a series of preferred stock is subject to mandatory redemption, the applicable prospectus supplement will specify the number of shares that we will redeem in each year and the redemption price per share together with an amount equal to all accrued and unpaid dividends on those shares to the redemption date.  The applicable prospectus supplement will state whether the redemption price can be paid in cash or other property.  If the redemption price is to be paid only from the net proceeds of issuing our capital stock, the terms of the series of preferred stock may provide that, if the capital stock has not been issued or if the net proceeds are not sufficient to pay the full redemption price then due, the shares relating to series of the preferred stock will automatically and mandatorily be converted into shares of our capital stock under the conversion provisions of the applicable prospectus supplement.

If fewer than all of the outstanding shares of any series of the preferred stock are to be redeemed, the redemption will be made in a manner that the board of directors decides is equitable.

Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.
Voting Rights

Holders of preferred stock generally will not have voting rights except in certain limited circumstances, although the board of directors may provide voting rights for any newly created series of preferred stock. The holders of shares of preferred stock will have no voting rights, except as otherwise stated in the applicable prospectus supplement; as otherwise stated in the applicable articles supplementary establishing such series; or as required by applicable law.

Under Federal Reserve regulations, if the holders of any series of preferred stock become entitled to vote for the election of directors, that series may then be considered a class of voting securities.  A holder of 25% or more of a series may then be subject to regulation as a savings and loan holding company under Home Owners Loan Act or a bank holding company under the Bank Holding Company Act, depending on the nature of the holder.  In addition, at the time that the series are deemed a class of voting securities, any savings and loan holding company may be required to obtain the prior approval of the Federal Reserve in order to acquire more than 5% of that series and any person other than a savings and loan holding company may be required to obtain the approval of the Federal Reserve to acquire 10% or more of that series.

Conversion or Exchange Rights

The terms on which shares of preferred stock of any series may be converted into or exchanged for another class or series of securities will be described in the applicable prospectus supplement.

Transfer Agent

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Description of Depositary Shares
General
We may, at our option, elect to offer depositary shares, which represent an interest in fractional shares of preferred stock, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the prospectus supplement, of a share of a particular series of preferred stock.
The shares of any series of preferred stock represented by depositary shares will be deposited with a depositary named in the prospectus supplement. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Withdrawal of Stock
Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts.
Redemption of Depositary Shares
Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.
After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.
Voting the Depositary Shares
Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.
Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Notices
The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, which are delivered to the depositary and that we are required to furnish to the holders of the preferred stock.

Limitation of Liability
Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Description of Warrants

We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the appropriate prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the applicable prospectus supplement.
The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•the currency or currency units in which the offering price, if any, and the exercise price are payable;

•the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•any applicable anti-dilution provisions;

•any applicable redemption or call provisions;

•the circumstances under which the warrant exercise price may be adjusted;

•whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•any applicable material U.S. federal income tax consequences;

•the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•the designation and terms of the debt securities, preferred stock, depositary shares or common stock purchasable upon exercise of the warrants;

•the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;

•if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;

•if applicable, the date from and after which the warrants and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•the principal amount of debt securities, the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•information with respect to book-entry procedures, if any;

•whether the warrants are to be sold separately or with other securities as parts of units; and

•any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Description of Purchase Contracts

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, preferred stock, depositary shares or common stock. The price of our debt securities or price per share of common stock, preferred stock or depositary shares, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•whether the purchase contracts obligate the holder to purchase or sell, or both, our debt securities, common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

•whether the purchase contracts are to be prepaid or not;

•whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•U.S. federal income tax considerations relevant to the purchase contracts; and

•whether the purchase contracts will be issued in fully registered global form.
The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

Description of Units
We may issue units comprised of two or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:
•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•the terms of the unit agreement governing the units;

•U.S. federal income tax considerations relevant to the units; and

•whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the form of unit agreement that will be filed with the SEC in connection with the offering of such units, and, if applicable, collateral arrangements and depositary arrangements relating to such units.

Description of Subscription Rights

The following briefly summarizes the general provisions of subscription rights to purchase additional shares of our common stock, any series of preferred stock or debt securities that we may issue. The specific terms of any subscription rights, including the period during which the subscriptions rights may be exercised, the manner of exercising such subscription rights, and the transferability of subscription rights, will be disclosed in the applicable prospectus supplement.

General

We may distribute subscription rights, which may or may not be transferable, to the holders of our common stock, holders of any series of our preferred stock or holders of our debt securities as of a record date set by our board of directors, at no cost to such holders. Each holder will be given the right to purchase a specified number of whole shares of our common stock, preferred stock or debt securities for every share of our common stock, share of a series of preferred stock, or our debt securities that the holder thereof owned on such record date, as set forth in the applicable prospectus supplement. The subscription rights will be evidenced by subscription rights certificates, which may be in definitive or book-entry form. Each right will entitle the holder to purchase shares of our common stock, a series of preferred stock or our debt securities at a rate and price to be established by our board of directors, as set forth in the applicable prospectus supplement. If holders of rights wish to exercise their subscription rights, they must do so before the expiration date of the subscription rights offering, as set forth in the applicable prospectus supplement. Upon the expiration date, the subscription rights will expire and will no longer be exercisable, unless, in our sole discretion prior to the expiration date, we extend the subscription rights offering.

Exercise Price

Our board of directors will determine the exercise price or prices for the subscription rights based upon a number of factors, including, without limitation, our business prospects; our capital requirements; the price or prices at which an underwriter or standby purchasers may be willing to purchase securities that remain unsold in the subscription rights offering; and general conditions in the securities markets, especially for securities of financial institutions.

The subscription price may or may not reflect the actual or long-term fair value of the common stock, preferred stock or debt securities offered in the subscription rights offering. We provide no assurances as to the market values or liquidity of any subscription rights issued, or as to whether or not the market prices of the common stock, preferred stock or debt securities subject to the subscription rights will be more or less than the subscription rights’ exercise price during the term of the rights or after the rights expire.

Exercising Rights; Fees and Expenses

The manner of exercising subscription rights will be set forth in the applicable prospectus supplement. Any subscription agent or escrow agent will be set forth in the applicable prospectus supplement. We will pay all fees charged by any subscription agent and escrow agent in connection with the distribution and exercise of subscription rights. Subscription rights holders will be responsible for paying all other commissions, fees, taxes or other expenses incurred in connection with their transfer of subscription rights that are transferable. Neither we nor the subscription agent will pay such expenses.

Expiration of Rights

The applicable prospectus supplement will set forth the expiration date and time (“Expiration Date”) for exercising subscription rights. If holders of subscription rights do not exercise their subscription rights prior to such time, their subscription rights will expire and will no longer be exercisable and will have no value.

We will extend the Expiration Date as required by applicable law and may, in our sole discretion, extend the Expiration Date. If we elect to extend the Expiration Date, we will issue a press release announcing such extension prior to the scheduled Expiration Date.

Withdrawal and Termination

We may withdraw the subscription rights offering at any time prior to the Expiration Date for any reason. We may terminate the subscription rights offering, in whole or in part, at any time before completion of the subscription rights offering if there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the subscription rights offering that in the sole judgment of our board of directors would or might make the subscription rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the subscription rights offering. We may waive any of these conditions and choose to proceed with the subscription rights offering even if one or more of these events occur. If we terminate the subscription rights offering, in whole or in part, all affected rights will expire without value, and all subscription payments received by the subscription agent will be returned promptly without interest.

Rights of Subscribers

Holders of subscription rights will have no rights as holders with respect to our common stock, preferred stock or debt securities for which the rights may be exercised until they have exercised their rights by payment in full of the exercise price and in the manner provided in the applicable prospectus supplement, and such common stock, preferred stock or debt securities, as applicable, have been issued to such persons. Holders of subscription rights will have no right to revoke their subscriptions or receive their monies back after they have completed and delivered the materials required to exercise their subscription rights and have paid the exercise price to the subscription agent. All exercises of rights will be final and cannot be revoked by the holder of rights.
Regulatory Limitations

We will not be required to issue any person or group of persons shares of our common stock, preferred stock or debt securities pursuant to the subscription rights offering if, in our sole opinion, such person would be required to give prior notice to or obtain prior approval from, any state or federal governmental authority to own or control such securities if, at the time the rights offering is scheduled to expire, such person has not obtained such clearance or approval in form and substance reasonably satisfactory to us.

Standby Agreements

We may enter into one or more separate agreements with one or more standby underwriters or other persons to purchase, for their own account or on our behalf, our common stock, preferred stock or debt securities not subscribed for in the subscription rights offering. The terms of any such agreements will be described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell our securities through underwriters or dealers, directly to purchasers, through agents, or through any combination thereof.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering of such stock, including:

•the name or names of any underwriters, dealers or agents and the type and amounts of securities underwritten or purchased by each of them;

•the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and
•any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

LEGAL OPINIONS

The validity of the securities offered hereby will be passed upon for us by Luse Gorman, PC, Washington, D.C.

EXPERTS

The consolidated financial statements of Northwest Bancshares, Inc. as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2020 consolidated financial statements refers to a change to the Company’s method of accounting for the recognition and measurement of credit losses as of January 1, 2020 due to the adoption of Accounting Standards Update (“ASU”) 2016-13, “Financial Instruments – Credit Losses (Topic 326) – Measurement of Credit Losses on Financial Instruments.”

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
Set forth below is an estimate of the approximate amount of fees and expenses which we may incur in connection with the issuance and distribution of the securities being registered, other than underwriting compensation.

Securities and Exchange Commission registration fee	$ — (1)
Listing fees	(2)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Blue Sky expenses	(2)
Printing	(2)
Trustee’s expenses	(2)
Fees of rating agencies	(2)
Transfer agent fees and expenses	(2)
Miscellaneous expenses	(2)
Total	$ (2)

(1)    Deferred in accordance with Rule 456(b) under the Securities Act of 1933, as amended (the “Securities Act”), and calculated in accordance with the offering of securities under this registration statement pursuant to Rule 457(r) of the Securities Act.
(2)    The aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.
The Registrant’s Articles of Incorporation provide as follows:
ARTICLE 10. Indemnification, etc. of Directors and Officers.
A.    Indemnification. The Corporation shall indemnify (1) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the Maryland General Corporation Law (the “MGCL”) now or hereafter in force, including the advancement of expenses under the procedures and to the fullest extent permitted by law, and (2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B of this Article 10 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.
B.    Procedure. If a claim under Section A of this Article 10 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit. It shall be a defense to any action for advancement of expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the indemnitee of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard for indemnification set forth in the MGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the

Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 10 or otherwise shall be on the Corporation.
C.    Non-Exclusivity. The rights to indemnification and to the advancement of expenses conferred in this Article 10 shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, these Articles, the Corporation’s Bylaws, any agreement, any vote of stockholders or the Board of Directors, or otherwise.
D.    Insurance. The Corporation may maintain insurance, at its expense, to insure itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the MGCL.
E.    Miscellaneous. The Corporation shall not be liable for any payment under this Article 10 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 10 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.
F.    Limitations Imposed by Federal Law. Notwithstanding any other provision set forth in this Article 10, in no event shall any payments made by the Corporation pursuant to this Article 10 exceed the amount permissible under applicable federal law, including, without limitation, Section 18(k) of the Federal Deposit Insurance Act and the regulations promulgated thereunder.
Any repeal or modification of this Article 10 shall not in any way diminish any rights to indemnification or advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article 10 is in force.
ARTICLE 11. Limitation of Liability. An officer or director of the Corporation, as such, shall not be liable to the Corporation or its stockholders for money damages, except (A) to the extent that it is proved that the Person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (B) to the extent that a judgment or other final adjudication adverse to the Person is entered in a proceeding based on a finding in the proceeding that the Person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (C) to the extent otherwise provided by the MGCL. If the MGCL is amended to further eliminate or limit the personal liability of officers and directors, then the liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the MGCL, as so amended.
Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.
Item 16. Exhibits.
    The following is a list of exhibits filed as part of the Registration Statement:
1.1    Form of Underwriting Agreement for any Offering of Securities*
4.1    Articles of Incorporation of Northwest Bancshares, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-161805), filed with the SEC on September 9, 2009.)
4.2    Articles of Amendment to the Articles of Incorporation of Northwest Bancshares, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-161805), filed with the SEC on November 4, 2009.)
4.3    Amended and Restated Bylaws of Northwest Bancshares, Inc. (incorporated by reference to Exhibit 3.3 to the Registrant’s Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-161805), filed with the SEC on November 4, 2009.)
4.4    Form of Common Stock of Northwest Bancshares, Inc. (incorporated by reference to Exhibit 4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-161805), filed with the SEC on September 9, 2009.)
4.5    Form of Preferred Stock Certificate*

4.6    Form of Indenture for Senior Debt Securities
4.7    Form of Note for Senior Debt Securities*
4.8    Form of Indenture for Subordinated Debt Securities
4.9    Form of Note for Subordinated Debt Securities*
4.10    Form of Articles Supplementary for a Series of Preferred Stock*
4.11    Form of Deposit Agreement for Depositary Shares (including Form of Depositary Share Certificate)*
4.12    Form of Warrant Agreement (including Form of Warrant Certificate)*
4.13    Form of Purchase Contract Agreement*
4.14    Form of Unit Agreement*
4.15    Form of Subscription Rights Agreement (including form of rights certificate)*
5.1    Opinion of Luse Gorman, PC
8.1     Opinion of Counsel as to Certain Federal Income Tax Matters*
23.1    Consent of KPMG LLP
23.2    Consent of Luse Gorman, PC (included in Exhibit 5.1)
24.1    Power of Attorney (contained on signature page of this filing)
25.1    Form T-1 Statement of Eligibility of the trustee under the Indenture for Senior Debt Securities**
25.2Form T-1 Statement of Eligibility of the trustee under the Indenture for Subordinated Debt Securities**
_________________________
*    To be filed by amendment or incorporated by reference to a Current Report on Form 8-K.
**    To be subsequently filed, when appropriate, pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17. Undertakings.
    The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warren, Commonwealth of Pennsylvania, on November 19, 2021.
NORTHWEST BANCSHARES, INC.

By:	/s/ Ronald J. Seiffert
Ronald J. Seiffert
Chairman, President and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of Northwest Bancshares, Inc. (the “Company”), hereby severally constitute and appoint Ronald J. Seiffert as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Ronald J. Seiffert may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement on Form S-3 relating to the offering of the Company’s securities, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Ronald J. Seiffert shall do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Ronald J. Seiffert	Chairman, President and	November 19, 2021
Ronald J. Seiffert	Chief Executive Officer
(Principal Executive Officer)

/s/ William W. Harvey, Jr.	Senior Executive Vice President	November 19, 2021
William W. Harvey, Jr.	and Chief Financial Officer
(Principal Financial Officer)

/s/ Jeffrey R. White	Senior Vice President and	November 19, 2021
Jeffrey R. White	Controller
(Principal Accounting Officer)

/s/ Robert M. Campana	Director	November 19, 2021
Robert M. Campana

/s/ Deborah J. Chadsey	Director	November 19, 2021
Deborah J. Chadsey

/s/ Wilbur R. Davis	Director	November 19, 2021
Wilbur R. Davis

/s/ Timothy B. Fannin	Director	November 19, 2021
Timothy B. Fannin

/s/ Timothy M. Hunter	Director	November 19, 2021
Timothy M. Hunter

/s/ John P. Meegan	Director	November 19, 2021
John P. Meegan

/s/ William F. McKnight	Director	November 19, 2021
William F. McKnight

/s/ Mark A. Paup	Director	November 19, 2021
Mark A. Paup

/s/ Sonia M. Probst	Director	November 19, 2021
Sonia M. Probst

/s/ David M. Tullio	Director	November 19, 2021
David M. Tullio